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                                                                    EXHIBIT 23.2

                         Independent Auditors' Consent


We consent to the incorporation by reference in this Registration Statement of San Diego Gas & Electric Company on Form S-3 of our report dated February 4, 2000, appearing in the Annual Report on Form 10-K of San Diego Gas & Electric Company for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

San Diego, California
December 18, 2000